                                                                  EXHIBIT 4.3(F)



                       FIFTH AMENDMENT TO CREDIT AGREEMENT
        BETWEEN U.S. BANCORP AG CREDIT, INC., AS AGENT, THE OTHER LENDERS
                                       AND
                          PREMIUM STANDARD FARMS, INC.
                              DATED AUGUST 27, 1997
   (INCLUDING REVISIONS TO TERMS OF THE FOURTH AMENDMENT TO CREDIT AGREEMENT)

         This Fifth Amendment to Credit Agreement (this "AMENDMENT") is made as of the 22nd day of September, 2000 among PREMIUM STANDARD FARMS, INC., a Delaware corporation and a wholly owned subsidiary of the Guarantor ("PREMIUM"), CGC ASSET ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Premium ("ASSET SUB A"), THE LUNDY PACKING COMPANY, a North Carolina corporation, successor by merger to PSF ACQUISITION CORP. and a wholly-owned subsidiary of Premium ("ASSET SUB B"), the following corporations and limited liability company, TOMAHAWK FARMS, INC., a North Carolina corporation, BONELESS HAMS, INC., a North Carolina corporation, LUNDY INTERNATIONAL, INC., a North Carolina corporation, DOGWOOD FARMS, INC., a North Carolina corporation, and DOGWOOD FARMS II, LLC, a North Carolina limited liability company, all to be wholly owned subsidiaries of Asset Sub B (collectively the "LUNDY SUBSIDIARIES"), PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC., a Delaware corporation, and a wholly-owned subsidiary of Premium ("ASSET SUB C" and collectively with Premium, Asset Sub A, Asset Sub B and the Lundy Subsidiaries, the "BORROWER"), the financial institutions listed on the signature pages hereof (collectively the "LENDERS" and individually a "LENDER", which terms shall hereafter include each other financial institution that may hereafter become a party to the Credit Agreement in accordance with its terms) and U.S. BANCORP AG CREDIT, INC., a Colorado corporation (the "AGENT"), in its capacity as Agent for the Lenders under the Credit Agreement (hereinafter defined).

                                    RECITALS

         A. The Lundy Acquisition Agreement, as described in the Fourth Amendment to Credit Agreement dated as of August 21, 2000 (the "FOURTH AMENDMENT") has been completed.

         B. At the time of the closing of the Fourth Amendment, Premium and ContiGroup Companies, Inc., successor by merger to Continental Grain Company, a Delaware corporation ("CGC") had tentatively agreed to enter into an Asset Purchase Agreement which was described in the Fourth Amendment as the Second Asset Purchase Agreement, pursuant to which Premium planned to purchase certain assets from CGC generally described as the North Carolina pork operations. Premium and CGC have agreed that assets described as the North Carolina pork operations will be acquired through the acquisition of a new subsidiary of CGC which will own said assets. Therefore, instead of the Second Asset Purchase Agreement, PSF Group Holdings, Inc., Premium and CGC have entered into a Stock Purchase Agreement dated as of September 22, 2000 (the "CONTI ACQUISITION AGREEMENT"), pursuant to which one

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
hundred percent of the stock of Premium Standard Farms of North Carolina, Inc., which will own the North Carolina pork operations, shall be sold to Premium (at that time becoming Asset Sub C as referred to herein).

         C. The Credit Agreement dated as of August 27, 1997 among Premium, Asset Sub A, Asset Sub B, the Lundy Subsidiaries, the Agent and the Lenders (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the "CREDIT AGREEMENT") currently prohibits Premium from consummating the Conti Acquisition Agreement.

         D. The Agent and the Lenders are willing to consent to the Conti Acquisition Agreement, to permit Asset Sub C to become a borrower under the Credit Agreement, and to agree to the other changes in the terms of the Credit Agreement, but only on the terms and conditions herein contained.

         E. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Credit Agreement, as amended by this Amendment.

         NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower by the Agent and the Lenders, Borrower, the Agent and the Lenders agree as follows:

         1. Representation and Warranty as to the Conti Acquisition Agreement, and Consent to the Conti Acquisition Agreement. The Borrower represents and warrants to the Agent and the Lenders that the factual information taken as a whole in the materials furnished by or on behalf of the Borrower to the Agent or any Lender for purposes of or in connection with the Conti Acquisition Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained therein from being misleading as of the date of this Amendment. The Borrower further represents and warrants to the Agent and the Lenders that the financial projections and other financial information furnished to the Agent or any Lender by the Borrower in connection with the Conti Acquisition Agreement were prepared in good faith on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information, provided however, that the Agent and the Lenders acknowledge that financial projections are not a guaranty of future results. In reliance on the foregoing representation and warranties, the Agent and the Lenders consent to the Conti Acquisition Agreement notwithstanding anything contained in the Credit Agreement prohibiting the Conti Acquisition Agreement. Without limiting the generality of the foregoing, the Agent and the Lenders acknowledge that Premium and/or Asset Sub C, subject to the satisfaction of conditions as set forth herein, intends to use Term Loans and Revolving Loans of up to $20,000,000 in connection with the consummation of the Conti Acquisition Agreement, and the Agent and the Lenders consent to the same.

         2. Amendment of Purpose. Any term of the Credit Agreement notwithstanding,

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
including Section 2.5 of the Credit Agreement, Purpose, the purpose of the Revolving Loans shall be (i) to provide working capital for the Borrower's hog production and processing operations, (ii) to provide funds for the Conti Acquisition Agreement, but limited as set forth in paragraph 1 of this Amendment, and (iii) to fund the Texas Construction and the Lundy Capital Improvements, but limited as set forth in the Fourth Amendment. Any term of the Credit Agreement notwithstanding, including Section 2.5 of the Credit Agreement, Purpose, the purpose of the Term Loans shall be (i) to provide funds for the Conti Acquisition Agreement, but limited as set forth in paragraph 1 of this Amendment, and (ii) to fund the Texas Construction and the Lundy Capital Improvements, but limited as set forth in the Fourth Amendment. In all cases the available Term Loan Commitments shall be fully funded and shall be used to pay down the Revolving Loans to the extent Term Loans are not needed for other purposes. The parties acknowledge and agree that this is a technical amendment of purpose inasmuch as the Conti Acquisition Agreement is substantially the same transaction as the Second Asset Purchase Agreement and inasmuch as there has been no change with respect to the proposed Texas Construction or the Lundy Capital Improvements.

          3. Limitation of Commitments Pending General Syndication and Additional Appraisals. The limitation of Commitments as set forth in Paragraph 6 of the Fourth Amendment shall continue in effect, it being acknowledged that the General Syndication has not yet been completed and the additional appraisals referred to in Exhibit 8E have not yet been received.

         4. Section 1.2 of the Credit Agreement, is amended to add or amend the following capitalized terms which are defined in the preambles to this
Amendment: "Asset Sub C", "Borrower", "Fourth Amendment" and "Conti Acquisition Agreement".

         5. New and Amended Defined Terms. Section 1.1 of the Credit Agreement, Defined Terms, is amended to add or amend the following definitions which shall read in full as follows:

                  "EURODOLLAR RATE" shall mean, with respect to each day during each Interest Period applicable to a Eurodollar Rate Loan, the following rate adjusted as set forth below: the lower of (x) the lower of the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen or the Telerate Screen, as of 11:00 a.m., London time (or such other time as of which such rate appears) two Business Days prior to the first day of such Interest Period, or (y) the rate for such deposits determined by U.S. Bank at such time based on such other published service of general application as shall be selected by U.S. Bank for such purpose; provided, however, if the Reuters Screen, the Telerate Screen or such other service does not report such rates or such rates do not, in the judgment of U.S. Bank, accurately reflect the rates of interest applicable to U.S. Bank in the relevant markets, the rate for such Interest

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
         Period shall be determined by U.S. Bank based on the rates at which United States dollar deposits are offered to U.S. Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by U.S. Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits). "Telerate Screen" means page 3750 on the Telerate Screen (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits). The Eurodollar Rate as described above shall be adjusted as follows: The Eurodollar Rate shall be the rate per annum (rounded up to the next whole multiple of 1/100 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate, as described above; by (b) a percentage equal to 100% minus the maximum reserve rate in effect from time to time during such Interest Period at which reserves (including any marginal, supplemental or emergency reserves) would be required to be maintained by U.S. Bank under Regulation D against "Eurocurrency Liabilities" (as such term is defined in Regulation D); provided, that the Eurodollar Rate for the applicable Interest Period shall be adjusted automatically on and as of the effective date of any change in such maximum reserve rate.

                  "PROPERTY" shall mean: (a) the land, the improvements, the fixtures and the Equipment of Premium located in Mercer, Putnam and Sullivan Counties, Missouri and in Dallam and Hartley Counties, Texas as legally described on Exhibit 1E to the Credit Agreement, provided however, that the Property specifically includes Premium's processing facility located in Milan, Missouri; (b) the land, the improvements, the fixtures and the Equipment of Asset Sub A located in Gentry, Grundy, Harrison and Worth Counties, Missouri including those acquired from CGC pursuant to the Asset Purchase Agreement, including without limitation, Asset Sub A's feed mill and office located in Davies County; (c) the land, the improvements, the fixtures and the Equipment of Asset Sub B and the Lundy Subsidiaries located in Sampson, Harnett, Hoke and Duplin Counties, North Carolina including those acquired pursuant to the Lundy Acquisition Agreement; and (d) the land, the improvements, the fixtures and the Equipment of Asset Sub C located in Pitt and Edgecombe Counties, North Carolina and Crisp County, Georgia, including those acquired from CGC pursuant to the Conti Acquisition Agreement.

         6. Restated Revolving Notes. Section 2.1(h) of the Credit Agreement is amended to read in full as follows:

                  (h) The Borrower shall execute and deliver to the Agent for each

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
         Lender to evidence the Revolving Loans made by each Lender under such Lender's Revolving Loan Commitment, a restated revolving credit note (each such note, a "REVOLVING NOTE" and collectively the "REVOLVING NOTES"), which shall be (i) dated the date of the Amendment #4 Closing Date; (ii) in the principal amount of such Lender's maximum Revolving Loan Commitment; and (iii) in substantially the form attached as
         Exhibit 2G, appropriately completed. Each Lender shall post (iv) the date and principal amount of each Revolving Loan made under such Revolving Note; (v) the rate of interest each such Revolving Loan will bear; and (vi) each payment of principal thereon; provided however, that any failure of such Lender to so post shall not affect the Borrower's obligations thereunder.

         7. Term Loans. Section 2.3 of the Credit Agreement is amended to read in full as follows:

                  2.3      TERM LOAN.

                  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (each a "TERM LOAN" and collectively the "TERM LOAN") to the Borrower on any one Business Day for the purpose of funding the Conti Acquisition Agreement, and, if necessary to fully fund the Term Loan Commitment, to pay down outstanding Revolving Loans, in aggregate amounts up to the principal amount of such Lender's Term Loan Commitment and in accordance with each Lenders Pro Rata Percentage. Once repaid, no portion of the Term Loan may be reborrowed.

                  (b) The Borrower shall execute and deliver to the Agent for each Lender to evidence the Term Loan made by each Lender under such Lender's Term Loan Commitment, a promissory note (each such note, a "TERM NOTE" and collectively the "TERM NOTES"), which shall be (i) dated the date of the Amendment #4 Closing Date; (ii) in the principal amount of such Lender's maximum Term Loan Commitment; and (iii) in substantially the form attached as Exhibit 2H, appropriately completed. Each Lender shall post (iv) the date and principal amount of the Term Loan made under such Term Note; (v) the rate of interest the Term Loan will bear; and (vi) each payment of principal thereon; provided however, that any failure of such Lender to so post shall not affect the Borrower's obligations thereunder. The outstanding principal balance of each Term Note shall be payable as set forth therein.

         8. General Provisions Regarding Loans. Sections 2.4(a) and 2.4(b) of the Credit Agreement are amended to read in full as follows:

                  (a) Each Revolving Loan to be made by the Agent in accordance with

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
         the terms of Section 2.1(b) shall be a Reference Rate Loan and shall be made upon prior written notice from the Borrower to the Agent delivered not later than 11:00 a.m. (Denver time) on the same Business Day as the proposed Loan. Other Revolving Loans and Term Loans shall be subject to the following terms. Each Reference Rate Loan shall be made upon prior written notice from the Borrower to the Agent delivered not later than 11:00 a.m. (Denver time) on the first Business Day prior to the proposed Loan. Each Eurodollar Rate Loan shall be made upon prior written notice from the Borrower to the Agent delivered not later than 11:00 a.m. (Denver time) on the third Business Day prior to the proposed Loan. Each Eurodollar Rate Loan shall be in an aggregate amount of not less than $3,000,000 or in integral multiples of $1,000,000 in excess thereof. The Borrower may not have more than five
         (5) Eurodollar Rate Loans outstanding at any one time under the Revolving Loan and five (5) Eurodollar Rate Loans outstanding at any one time under the Term Loan. Each notice of borrowing with respect to the Loans shall be irrevocable and shall specify (iii) the amount of the proposed borrowing; (iv) the date of the proposed borrowing; (v) the Type of each such Loan; (vi) whether the proposed borrowing is a Revolving Loan or the Term Loan; and (vii) with respect to any Eurodollar Rate Loan, the Interest Period with respect to each such Loan and the expiration date of each such Interest Period. The Borrower shall give the Agent written (including facsimile) notice by the required time of any proposed borrowing. Neither the Agent nor any Lender shall incur any liability to the Borrower in acting upon any facsimile notice referred to above which the Agent believes in good faith to have been given by the Borrower, or for otherwise acting in good faith under this Section 2.4(a).

                  (b) Except with regard to Revolving Loans to be made by the Agent in accordance with the terms of Section 2.1(b), the Agent shall notify each Lender of any notice received by the Agent from the Borrower pursuant to Section 2.4(a) promptly after it is received from the Borrower. Each Lender shall, before 11:00 a.m. (Denver time) on the date for the proposed Loan, make available for the account of the Agent at its address set forth in Section 13.18, in same day funds, its Pro Rata Percentage of such borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
         Article 8, on the date for the proposed Loan, the Agent shall make the borrowing available to the Borrower in immediately available funds. Any Loan made by the Agent pursuant to a request believed by the Agent to be an authorized request by the Borrower for a Loan pursuant to Section 2.4(e) shall be deemed to be a Loan for all purposes with the same effect as if the Borrower had in fact requested the Agent to make such Loan.

         9. Other Names. Section 7.7 of the Credit Agreement is amended to read in full as follows:

                  Premium has not, during the preceding five years, been known by or used

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
         any other name, except as disclosed on Part 7 of Exhibit 7 to the Credit Agreement. Asset Sub A, Asset Sub B, the Lundy Subsidiaries and Asset Sub C have not, during the preceding five years, been known by or used any other name.

         10. Affiliates. Section 7.8 of the Credit Agreement is amended to read in full as follows:

                  The Borrower has no Affiliates, except for other co-borrowers, directors, officers, agents and employees and other than those Persons disclosed on Exhibit 7J (attached to the Fourth Amendment). The legal relationships of the Borrower to each such Affiliate listed on Exhibit 7J are accurately and completely described thereon.

         11. Existence. Section 7.12 of the Credit Agreement is amended to read in full as follows:

                  Each Borrower is a corporation or limited liability company duly incorporated or organized, in existence and in good standing under the laws of the state in which it was incorporated or organized and is duly licensed to do business in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such licensing necessary, except for those jurisdictions in which the failure to be so licensed would not, in the aggregate, have a Material Adverse Effect.

         12. Ownership of Subsidiaries. Section 9.17 of the Credit Agreement is amended to read in full as follows:

                  9.17     OWNERSHIP OF SUBSIDIARIES.

                  Asset Sub A, Asset Sub B and Asset Sub C shall at all times be wholly owned subsidiaries of Premium except as allowed in Section 10.2(a). The Lundy Subsidiaries shall at all times be wholly owned subsidiaries of Asset Sub B except as allowed in Section 10.2(a).

         13. Consolidations, Mergers, Acquisitions or Change in Ownership.
Section 10.2 of the Credit Agreement is amended by striking the phrase "Second Asset Purchase Agreement" and inserting in its place the phrase "Conti Acquisition Agreement." Section 10.2 of the Credit Agreement is further amended by adding a new subsection (c) to read in full as follows:

                  (c) The recapitalizations, consolidations, mergers and acquisitions permitted in accordance with Section 10.2(a) shall be permitted notwithstanding any terms or conditions to the contrary set forth in Sections 7.8, 7.12 , 8.1(c), 9.2 and 9.10.

         14. Capital Investment Limitations. Section 10.7 of the Credit Agreement is amended by striking the phrase "Second Asset Purchase Agreement" and inserting in its place the phrase "Conti Acquisition Agreement."

         15. Amendments and Waivers Requiring Unanimous Consent. Section 13.30(b) of the Credit Agreement is amended to read in full as follows:

                  (b) Notwithstanding clause (a) of this Section 13.30, no amendment or waiver that does not have the consent in writing of the holders of all outstanding Notes or of all Lenders if no Loans are outstanding, shall: (i) change the amount or postpone the date of payment of any scheduled payment or required payment of principal of the Notes or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Term Note any preference over any other Term Note or give to any Revolving Note any preference over any other Revolving Note, (iii) alter, modify or amend the definition of Required Lenders, (iv) alter, modify or amend the provisions of this
         Section 13.30, (v) change the amount or term of any of the Commitments or the fees required under Section 6, (vi) alter, modify or amend the provisions of Section 8 of this Agreement, (vii) alter, modify or amend any Lender's right hereunder to consent to any action, make any request or give any notice, (viii) alter, modify or amend Exhibit 1A, (ix) release any Collateral having an aggregate value in excess of twenty percent (20%) of the aggregate book value of all Collateral, unless such release is permitted or contemplated by the Financing Agreements or release any guarantor of the Liabilities; or (x) alter, modify or amend the provisions of Section 2.1(b) or 2.1(g) requiring the consent of all Lenders. Any such amendment or waiver shall apply equally to all Lenders and all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

         16. Remediation of Environmental Concerns. Section 13.32 of the Credit Agreement is amended to read in full as follows:

                  13.32    REMEDIATION OF ENVIRONMENTAL CONCERNS.

                  (a) The Borrower shall complete the remediation of the environmental concerns raised in the Phase I Environmental Assessment Reports with regard to the Properties of Asset Sub B and the Lundy Subsidiaries according to the attached Exhibit 13B (attached to the Fourth Amendment) and shall deliver to the Agent copies of all reports and documents related thereto.

                  (b) The Borrower shall complete the remediation of the environmental

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
         concerns raised in the Phase I Environmental Assessment Reports with regard to the Properties of Asset Sub C according to the attached
         Exhibit 13C and shall deliver to the Agent copies of all reports and documents related thereto.

         17. Exhibit 2E to the Credit Agreement, the Form of Revolving Notes, is replaced with Exhibit 2G to this Agreement.

         18. Exhibit 2F to the Credit Agreement, the Form of Term Notes, is replaced with Exhibit 2H to this Amendment.

         19. Part 4 of Exhibit 7 to the Credit Agreement, Security Interests, Liens, Claims and Encumbrances, is replaced with Exhibit 7N to this Amendment.

         20. Part 6 of Exhibit 7 to the Credit Agreement, Other Indebtedness, is replaced with Exhibit 7O to this Amendment.

         21. Part 9 of Exhibit 7 to the Credit Agreement, Environmental Matters, is replaced with Exhibit 7P to this Amendment.

         22. Part 11 of Exhibit 7 to the Credit Agreement, EFS Central Filing System Registrations, is replaced with Exhibit 7Q to this Amendment.

         23. Assumption of Indebtedness by Asset Sub C; Obligations and Covenants. Asset Sub C hereby assumes all indebtedness of Premium, Asset Sub A, Asset Sub B and the Lundy Subsidiaries to the Agent and the Lenders pursuant to, and as a co-borrower joins in the Credit Agreement. Asset Sub C also agrees to pay all indebtedness to the Agent and the Lenders under all promissory notes issued pursuant to the Credit Agreement, and agrees that its liability to the Agent and the Lenders with respect to all indebtedness thereunder shall be primary as well as joint and several with Premium, Asset Sub A, Asset Sub B and the Lundy Subsidiaries, all as if Asset Sub C was an original obligor thereof. Asset Sub C also agrees to abide by and observe all of the covenants, terms and conditions to be observed and performed by Borrower as contained in the Credit Agreement, and the agreements, instruments and/or documents related thereto. Asset Sub C shall be and is hereby added as a party to the Credit Agreement, and as a party to all of the agreements, instruments and/or documents related thereto, and any and all references to Borrower set forth in the Credit Agreement, or in any agreement, instrument or document related thereto, including without limitation this Amendment, shall hereafter include and pertain in all respects to Asset Sub C. Premium, Asset Sub A, Asset Sub B and the Lundy Subsidiaries acknowledge and consent to the foregoing, and agree that their liability to the Agent and the Lenders with respect to all indebtedness under the Credit Agreement shall be primary as well as joint and several with Asset Sub C.

         24. Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that except as described in this Amendment, each and every representation and warranty set forth in

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
the Credit Agreement is true and correct as of the date hereof, and shall be deemed remade by the Borrower as of the date hereof.

         25. Representations and Warranties Regarding Location of Collateral. Borrower represents and warrants to the Agent and the Lenders that only Asset Sub B, Asset Sub C and the Lundy Subsidiaries presently own Collateral in North Carolina, South Carolina and Georgia, and that Asset Sub B, Asset Sub C and the Lundy Subsidiaries, do not presently own Collateral outside of North Carolina, South Carolina and Georgia. The Borrower acknowledges that any change in this status of location of Collateral shall be subject to the terms of Section 2.14 of the Security Agreement dated as of August 27, 1997 among Premium, Asset Sub A, Asset Sub B, the Lundy Subsidiaries, Asset Sub C, the Agent and the Lenders (as the same has been and may be amended, replaced, restated and/or supplemented from time to time).

         26. Conditions to Advances; Documentation. The effectiveness of this Amendment and the consent of the Lenders to the Conti Acquisition Agreement shall be conditioned upon the execution and/or delivery of the agreements, instruments and/or documents listed on Exhibit 8E attached hereto, all in form and substance acceptable to the Agent and its legal counsel.

         27. Incorporation of Credit Agreement. The parties agree that this Amendment shall be an integral part of the Credit Agreement, that all of the terms set forth therein are incorporated in this Amendment by reference, and that all terms of this Amendment are incorporated therein as of the date of this Amendment. All of the terms and conditions of the Credit Agreement which are not modified in this Amendment shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Credit Agreement, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                                   PREMIUM STANDARD FARMS, INC.,
                                                   A DELAWARE CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   CGC ASSET ACQUISITION CORP.,
                                                   A DELAWARE CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   THE LUNDY PACKING COMPANY, A
                                                   NORTH CAROLINA CORPORATION
                                                   AND SUCCESSOR BY MERGER TO
                                                   PSF ACQUISITION CORP.

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   TOMAHAWK FARMS, INC., A NORTH
                                                   CAROLINA CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   BONELESS HAMS, INC., A NORTH
                                                   CAROLINA CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------



                                                   LUNDY INTERNATIONAL, INC., A
                                                   NORTH CAROLINA CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   DOGWOOD FARMS, INC., A NORTH
                                                   CAROLINA CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

                                                   DOGWOOD FARMS II, LLC, A
                                                   NORTH CAROLINA LIMITED
                                                   LIABILITY COMPANY

                                                   BY: /s/Stephen Lightstone
                                                       ------------------------
                                                   ITS: Executive Vice President
                                                       ------------------------

                                                   PREMIUM STANDARD FARMS OF
                                                   NORTH CAROLINA, INC., A
                                                   DELAWARE CORPORATION

ATTEST:

BY: /s/ Gerald Schulte                             BY: /s/Stephen Lightstone
    -------------------------                          ------------------------
ITS: Secretary                                     ITS: Executive Vice President
     ------------------------                          ------------------------

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                                                   U.S. BANCORP AG CREDIT, INC.,
                                                   AS AGENT AND AS A LENDER 950
                                                   17TH STREET, SUITE 350
                                                   DENVER, COLORADO 80202

                                                   BY: /s/
                                                       ------------------------
                                                   ITS: Vice President
                                                       ------------------------

                                                   FARM CREDIT SERVICES OF
                                                   WESTERN MISSOURI, PCA

                                                   BY: /s/
                                                       ------------------------
                                                   ITS: Senior Vice President
                                                       ------------------------

                                                   FIRSTAR BANK, N.A. (F/K/A
                                                   MERCANTILE BANK NATIONAL
                                                   ASSOCIATION)

                                                   BY: /s/ Wayne C. Lewis
                                                       ------------------------
                                                   ITS: Vice President
                                                       ------------------------

                                                   HARRIS TRUST AND SAVINGS BANK

                                                   BY: /s/
                                                       ------------------------
                                                   ITS: Vice President
                                                       ------------------------

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